SECOND AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 17, 2013, among INTEGRATED DRILLING EQUIPMENT, LLC, a Delaware limited liability company (“IDE” and “Borrowing Agent”), INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and Integrated Drilling Equipment Holdings Corp., formerly known as Empeiria Acquisition Corp., a Delaware corporation (“Empeiria,” and collectively with IDE and Holdings, “Borrowers”), each of the financial institutions which are now or which hereafter become a party hereto (individually, each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Credit Agreement (defined below).

RECITALS

A.           Borrowers, Agent and the Lenders are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 14, 2012 (as amended by the First Amendment dated April 9, 2013, and as amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B.           The following Events of Default have occurred and are continuing:

(i)          an Event of Default under Section 10.5 of the Credit Agreement as a result of Borrowers’ failure to comply with the Minimum Liquidity Test set forth in Section 6.5(c) of the Credit Agreement for each of the periods of two consecutive months ending June 30, 2013, July 31, 2013, August 31, 2013, and September 30, 2013;

(ii)         an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Minimum EBITDA covenant set forth in Section 6.5 of the Term Loan and Security Agreement for each of the twelve-month periods ending June 30, 2013 and September 30, 2013; and

(iii)        an Event of Default under Section 10.5 of the Term Loan and Security Agreement as a result of Borrowers’ failure to comply with the Total Leverage Ratio covenant set forth in Section 6.5(d) of the Term Loan and Security Agreement for each of the quarters ending June 30, 2013 and September 30, 2013; and

(iv)        an Event of Default under Section 10.12(b) of the Credit Agreement as a result of events of default occurring under the Elm Park Loan Agreement relating to the Borrowers’ failure to comply with Sections 6.5(c), 6.5(d) and 6.5(f) of the Elm Park Loan Agreement (the Events of Default described in foregoing clauses (i) through (iv), collectively, the “Existing Defaults”).

C.           As a condition to waiving the Existing Defaults, Agent and Lender have required, and Borrowers have agreed, among other conditions and terms, that (i) Borrowers shall only be permitted to have Domestic Rate Loans, and that Borrower shall not request any Eurodollar Rate Loans, (ii) the stated maturity date under the Credit Agreement shall be March 31, 2014, (iii) the Maximum Revolving Advance Amount shall be reduced to $15,000,000, (iv) the Applicable Margin for Domestic Rate Loans shall increase, (v) Borrowers shall pay a non-refundable amendment fee to Lender, and (vi) Borrowers shall expressly release Agent and Lender from all claims arising prior to the date hereof as provided in Section 3.04 of this Amendment.

D.           Borrowers, Agent and Lender have agreed to amend the Credit Agreement and Other Documents, subject to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Article I

Amendments to Credit Agreement

1.01         The definitions for Applicable Margin and Maximum Revolving Advance Amount contained in Section 1.2 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Applicable Margin” for Revolving Advances shall mean 4.50%.

“Maximum Revolving Advance Amount” shall mean $15,000,000.

1.02         Section 2.1(a)(y)(ii)(B) of the Credit Agreement is hereby amended to delete the amount “$5,000,000” where it appears and to replace it with “$3,750,000.”

1.03         Section 2.1(a)(y)(iii) of the Credit Agreement is hereby amended to delete the amount “$15,000,000” where it appears and to replace it with “$10,000,000.”

1.04         The first sentence of Section 3.2(a)(x) of the Credit Agreement is hereby amended to delete the percentage “2.50%” where it appears and to replace it with “4.50%”.

1.05         Section 6.5 (Financial Covenants) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(a)  [Intentionally Omitted].

(b)  [Intentionally Omitted].

(c)  [Intentionally Omitted].

(d)  Minimum EBITDA.  Achieve EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$3,000,000	For the twelve month period ending December 31, 2013
$5,000,000	For the twelve month period ending March 31, 2014 and thereafter

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1.06         Section 7.6 (Capital Expenditures) of the Credit Agreement is deleted in its entirety and replaced with the following:

“Section 7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of (a) for the fiscal year ending December 31, 2013, $2,000,000 and (b) for the twelve months ended on March 31, 2014, $3,000,000.”

1.07         The first sentence of Section 13.1 (Term) of the Credit Agreement is hereby amended by deleting the date “June 30, 2016” where it appears and replacing it with “March 31, 2014”.

1.08         Notwithstanding anything to the contrary in the Credit Agreement or in any Other Document (whether in Section 2.2 of the Credit Agreement or otherwise), commencing on the Second Amendment Effective Date, Borrowers agree that they may not select or continue any Eurodollar Rate Loans. Each Borrower expressly covenants and agrees that commencing on the Second Amendment Effective Date all Advances under the Credit Agreement shall be Domestic Rate Loans only and that only the Alternate Base Rate is available to Borrowers under the Credit Agreement or under any Other Document.

Article II

effectiveness of amendments

2.01         Conditions. This Amendment shall be effective as of the date hereof (the “Second Amendment Effective Date”) once each of the following has been delivered to Agent or performed to Agent and Lender’s satisfaction:

(a)          this Amendment executed by Borrowers, Agent and Lender;

(b)          Secretary’s Certificate of Borrowers including incumbency of officers and resolutions of the board of directors approving the terms of this Amendment and the EP Amendment (defined below);

(c)          replacement Revolving Credit Note payable by Borrowers to PNC Bank, as Lender, in the amount of $15,000,000;

(d)          payment by Borrowers to Agent for the account of PNC Bank, as Lender, an amendment and waiver fee pursuant to the terms of the confidential fee letter dated of even date herewith;

(e)          an executed copy of an amendment to the Elm Park Loan Agreement in form and substance satisfactory to Agent and Lender in all respects, and which, among other things, waives Borrowers’ non-compliance with the minimum liquidity test and certain other covenants set forth in the Elm Park Loan Agreement, and modifies the stated maturity date under the Elm Park Loan Agreement to no earlier than September 30, 2014 (the “EP Amendment”);

(f)          written consent from the Elm Park Lenders to all terms and conditions of this Amendment and that this Amendment is expressly permitted under the Elm Park Intercreditor Agreement; and

(g)          such other documents, instruments and information as Agent or Lender may reasonably request.

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Article III

WAIVERS, CoNSENT, REPRESENTATIONS AND WARRANTIES

3.01         Waiver of Existing Default. Subject to the terms and conditions set out in this Amendment, and in reliance of the representations and warranties of Borrowers set forth in Section 3.05 hereof, Agent and Lender hereby (a) waive any violation of, or noncompliance with, any provision of Credit Agreement or any Other Documents caused solely by the Existing Defaults, and (b) agree not to exercise any of their rights available under the Credit Agreement or the Other Documents solely as a result of any such violation or noncompliance described in clause (a) of this Section 3.01. Except as set forth in the first sentence of this Section 3.01, Borrowers hereby agree that (i) such waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of the Credit Agreement or Other Documents or a waiver of Agent’s or Lender’s rights to insist upon strict compliance with each term, covenant, condition, and provision of the Credit Agreement or any Other Documents executed from time to time in connection therewith, or (ii) prejudice any right or remedy Agent or Lender may now have (after giving effect to the foregoing waiver) or may have in the future under or in connection with the Credit Agreement or any Other Documents. Except as set forth in the first sentence of this Section 3.01, Agent and Lender hereby reserve all rights granted under the Credit Agreement, this Amendment, and any other contract or instrument among Borrowers, Lender and Agent.

3.02         Consent to Amendment. Agent and Lenders hereby consent to the execution and delivery of the amendment to the EP Amendment in the final form provided to Agent on the date hereof.

3.03         Scope of Agreement. Except as specifically amended and/or waived by this Amendment, the Credit Agreement and Other Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrowers in accordance with their respective terms.

3.04         RELEASE. Borrowers hereby acknowledge as of the date hereof that they have no knowledge of any defense, counterclaim, offset, cross complaint, claim or demand of any kind or nature whatsoever that can be asserted by them against Agent or any Lender or to reduce or eliminate all or any part of their liability to repay any advances or extensions of credit from Lenders to Borrowers under the Credit Agreement, as amended hereby, or the other documents or to seek affirmative relief or damages of any kind or nature from Lenders or Agent. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Agent and Lender, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Second Amendment Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Document, or any of the transactions contemplated hereby or thereby (collectively, the "Released Matters"). Each Borrower, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 3.04 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

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Article IV

4.01         Representations and Warranties. Borrowers jointly and severally represent and warrant to Agent and Lender that (a) they possess all requisite company or corporate power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company or corporate action on the part of each Borrower, (c) no other consent of any individual or entity (other than Agent and Lender and the Elm Park Agent and Elm Park Lenders to the extent required by Section 2.01(d)) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate the organizational documents of any Borrower, (e) the representations and warranties in the Credit Agreement and each Other Document to which each Borrower is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or to the extent such representations and warranties relate to the Existing Defaults), (f) each Borrower is in compliance with all covenants and agreements, other than with respect to the Existing Defaults, contained in the Credit Agreement and each Other Document to which it is a party, (g) no Default or Event of Default (other than the Existing Defaults) has occurred and is continuing, (h) Borrowers have delivered to Agent a true and correct copy of the Rig & Equipment Sale Agreement effective as of September 11, 2013 (the “Olmos Contract”), between IDE and Olmos Drilling, LLC, for the design, manufacture and servicing by Borrowers of a Sparta Series Model 1500 drilling rig, (i) the Olmos Contract is in full force and effect, has not been amended or modified in any manner adverse to the interests of Agent and Lenders, and IDE is not in default thereunder, and (j) the aggregate revenue that IDE reasonably expects to receive in cash thereunder is greater than $14,000,000. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lender is required for Agent or Lender to rely on the representations and warranties in this Amendment.

Article V

COVENANTS

5.01         Cost Reduction Plan. Borrowers shall at all times comply in all respects with the provisions of the cost reduction plan approved by the board of directors of Empeiria, which shall be in form and substance satisfactory to Agent and Lenders (it being agreed that the cost reduction plan delivere to Agent and included in the board resolutions of the Borrowers attached to the Secretary’s Certificate delivered pursuant to Section 2.01(b) hereof is satisfactory to Agent and Lenders).

5.02         Preferred Stock Issuance. In the event that Borrowers do not comply with the requirements set forth in Section 5.03 by the date specified therein, (a) on or before October 31, 2013, Agent shall have received a binding term sheet entered into by Borrowers in connection with a preferred stock investment in Empeiria, in an aggregate amount of at least $1,000,000, to be made on or before November 14, 2013, and (b) on or prior to November 14, 2013, (i) Borrowers shall deliver to Agent copies of the material definitive agreements to be executed in connection with such preferred stock investment in Empeiria in an aggregate amount of at least $1,000,000; provided that any issuance of Equity Interests in connection with such investment would not constitute Disqualified Equity Interests, and (ii) Agent shall have received evidence in form satisfactory to it that (A) Empeiria has received net cash proceeds of such preferred stock investment in an aggregate amount of at least $1,000,000; provided that any issuance of Equity interests in connection with such investment would not constitute Disqualified Equity Interests, (B) Empeiria has made a capital contribution to Holdings equal to 100% of such net cash proceeds, and (C) Holdings has made a capital contribution to IDE equal to 100% of such net cash proceeds, all of which proceeds shall be deposited into a deposit account of IDE maintained with Agent and shall be immediately applied to repay the outstanding Advances under the Credit Agreement, and no portion of such proceeds shall be used to prepay or repay any Elm Park Indebtedness.

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5.03         Backlog. On or before October 31, 2013, Agent shall have received evidence satisfactory to it that IDE has received purchase orders or entered into executed contracts (in addition to the Olmos Contract) with Customers, each of which shall be dated on or after August 25, 2013, for the design, manufacture, and servicing by Borrowers of one or more drilling rigs (together with the Olmos Contract and each other contract and purchase order for the design and manufacture of drilling rigs entered into by IDE after August 23, 2013, collectively, “Rig Contracts”), and all of which Rig Contracts shall have aggregate revenue value attributable thereto of at least $28,000,000; provided that Rig Contracts executed by IDE and PEMEX Procurement International, Inc. (formerly Integrated Trade Systems, Inc.), as agent for PEMEX-Exploración y Producción shall be excluded from such revenue calculation. Upon the request of Agent or contemporaneously with the delivery to the Elm Park Lenders or to the agent for the Elm Park Lenders, Borrowers shall provide to Agent (a) a detailed report reflecting the unrealized revenue attributable to the Rig Contracts, on a contract by contract basis and (b) copies of underlying Rig Contracts. Anything to the contrary contained herein notwithstanding, any Event of Default resulting from the failure by Borrowers to comply with the provisions of this Section 5.03 shall be deemed cured by a preferred stock investment in IDE Holdings Corp., in an aggregate amount of at least $1,000,000, pursuant to Section 5.02(b) and, on and after the date of such equity contribution, such failure by Borrowers to comply with this Section 5.03 shall no longer constitute an Event of Default.

Article VI

Miscellaneous.

6.01         No Waiver of Defaults. Except as expressly set forth herein, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of any Credit Agreement or any Other Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Credit Agreement or Other Documents, or (ii) a waiver of Agent or Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Credit Agreement or Other Documents.

6.02         Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment must be in form and, other than Cash Flow Projections, in substance satisfactory to Agent.

6.03         Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the Other Documents.

6.04         Costs, Expenses and Attorneys’ Fees. Borrowers jointly and severally agree to pay or reimburse Agent and Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and other documents executed in connection therewith, including, without limitation, the reasonable fees and disbursements of Agent and Lender’s counsel.

6.05         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

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6.06         Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lender.

6.07         Governing Law. This Amendment must be construed, and its performance enforced, under Texas law.

6.08         Entirety. This Amendment, the Credit Agreement and the Other Documents (as amended hereby) represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements among the Parties.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, this Amendment is executed by each of the undersigned as of the date first written above.

BORROWERS:

INTEGRATED DRILLING EQUIPMENT, LLC

By:	/s/ Norman Michael Dion
Name:	Norman Michael Dion
Title:	Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC

By:	/s/ Norman Michael Dion
Name:	Norman Michael Dion
Title:	Chief Financial Officer

Integrated Drilling Equipment Holdings Corp., formerly known as Empeiria Acquisition Corp.

By:	/s/ Norman Michael Dion
Name:	Norman Michael Dion
Title:	Chief Financial Officer

Signature Page to Second Amendment to Amended and Restated Revolving Credit and Security Agreement

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	Kay L. Murphy
Kay L. Murphy
Vice President

Signature Page to Second Amendment to Amended and Restated Revolving Credit and Security Agreement